Exhibit 5.1

767 Fifth Avenue
New York, NY 10153-0119
+1 212 310 8000 tel
+1 212 310 8007 fax

November 26, 2012

Generac Holdings Inc.

S45 W29290 Hwy. 59

Waukesha, Wisconsin 53189

Ladies and Gentlemen:

We have acted as counsel to Generac Holdings Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-3, dated as of the date hereof (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the selling securityholders to be identified in one or more prospectus supplements, from time to time, of an indeterminate number of shares of common stock, par value $0.01 per share, of the Company (the “Shares”).

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of: (i) the Third Amended and Restated Certificate of Incorporation of the Company, (ii) the Amended and Restated Bylaws of the Company; (iii) the Registration Statement; (iv) the prospectus contained within the Registration Statement; (v) the form of Common Stock Certificate of the Company and (vi) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

We have also assumed that (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Shares are offered or issued as contemplated by the Registration Statement, (ii) a prospectus supplement will have been prepared and filed with the Commission identifying the selling securityholders of the Shares and will at all relevant times comply with all applicable laws, (iii) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference, (iv) all Shares will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement, instrument or document with respect to any Shares will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto, and (vi) any Shares issuable upon conversion, exercise or exchange of any Shares being offered or issued will be duly authorized and, if appropriate, reserved for issuance upon such conversion, exercise or exchange.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus which is a part of the Registration Statement. In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP